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                                                                   EXHIBIT 10.28


                                    AGREEMENT

This Agreement (this "Agreement") is made and entered into as of December 31, 1997 by and among Quest Medical, Inc., a Texas corporation, its subsidiaries and affiliates (other than Thomas C. Thompson) (collectively, the "Company"), and Thomas C. Thompson, a resident of the State of Texas ("Employee").

                                    RECITALS

Employee is presently employed by the Company and serves as an officer and director. The continuation of the employment, officer and director relationships is no longer desired by Employee, on the one hand, or the Company, on the other hand.

Employee and the Company mutually wish to fully and finally resolve any potential existing or potential disputes arising out of the employment relationship among Employee and the Company.

The Company desires to retain Employee as a Consultant for a two-year period.

Employee agrees and acknowledges that the Company has special expertise in its businesses that has enabled it to provide unique career opportunities for its employees, and its growth depends, to a significant degree, on its possession of certain information that may not be available to its competitors concerning a number of matters, including but not limited to, medical device manufacturing, engineering, regulatory affairs, clinical testing and studies of healthcare products, the marketing of these products, management processes and other information not generally known to others in its industry. To obtain such information and use it successfully, the Company has made significant investments in research, business development, quality assurance, customer satisfaction methods and techniques, manufacturing and business process improvements and other developments in marketing methods and providing services to their customers.

Employee agrees and acknowledges that a covenant not to compete and a restriction on disclosure of confidential information is essential to the continued growth and stability of the Company's businesses and to the continuing viability of such businesses as expressly permitted under the terms and limitations of this Agreement.

NOW, THEREFORE, in consideration of the mutual acts, payments and promises described and agreed to be performed herein, Employee and the Company agree as follows:

1. Resignation. Employee hereby tenders his resignation from all positions that he holds with the Company and its subsidiaries and affiliates, including without limitation his position as Chairman of the Board, which will be effective on December 31, 1997 (such date being referred to as the "Resignation Date"). The Company accepts Employee's resignations.

2. Severance from Employment. It is understood and agreed that with the full and complete agreement of Employee and the Company, Employee's employment by the Company will cease as of the Resignation Date. Except as otherwise expressly provided for herein, as of the Resignation Date, Employee shall cease to accrue any rights under any pension or compensation plan of the Company (including without limitation any stock option plan, grant or agreement).

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3.       Payment of Wages and Earned Benefits. Employee acknowledges the receipt of all wages and sick pay to which Employee is entitled as of the Resignation Date, and further acknowledges that he has been fully paid for all hours worked with the exception of vacation accrued and outstanding expense reimbursements and other payments set forth below. Until the Resignation Date, Employee will continue to be paid at his annualized salary level of $183,980.00, payable in accordance with the Company's standard payroll practices (but not less than two times each month), and will be entitled to medical and dental benefits
(including coverage for Employee's spouse) on the same terms and conditions as provided to Employee immediately prior to the Resignation Date. Employee will be paid for 15 days' vacation which he has accrued but not taken during his employment with the Company. Such accrued vacation shall be paid to Employee in January, 1998. Any outstanding reimbursable expenses will be paid to Employee upon submission and approval of those expenses in accordance with the Company's customary practices.

4.       Consulting and Other Payments to Employee.

(a) In consideration of this Agreement (including, without limitation, the services provided pursuant to Section 5 and the covenants and agreements made in Sections 6, 7 and 8), the Company agrees to pay Employee the sum of $191,056.20 per year, payable in equal monthly installments on the first of each month, at the address specified in Section 16 of this Agreement until the second anniversary of the Resignation Date. In addition, the Company shall pay to Employee the 1997 Company performance bonus, if any, in accordance with the Executive Bonus Plan currently in effect and consistent with bonuses paid to other executives. Such bonuses shall be less applicable withholding for social security, Medicare, and income taxes, however, all cash consideration paid to Employee after the Resignation Date shall be made without any withholdings or deductions, including without limitation, deductions or withholdings for social security, Medicare or income taxes, unless otherwise required to do so by law.

(b) In the event the Company's cardiovascular, myocardial protection and pressuring business segment (the "CVS Business") is sold to Atrion Corporation pursuant to a purchase agreement acceptable to the Company (the "Purchase Agreement") and such sale closes by June 30, 1998, the Company agrees to pay to Employee a commission of $100,000.00. Provided, however, as a condition to the payment of such commission, Employee agrees to execute a covenant not to compete with Atrion Corporation in the CVS Business for a period of four (4) years as part of the Purchase Agreement or related transaction.

(c) In the event the Purchase Agreement does not close and if Employee plays a substantial role in the sale of the Company's "M.D. Anderson" business, and if such sale is approved by the Company for a sale price of at least Three Million Dollars ($3,000,000.00) and is closed on or before June 30, 1998, then Employee shall receive a commission of Fifty Thousand Dollars ($50,000.00) on such sale.

(d) In the event the Purchase Agreement does not close and if Employee plays a substantial role in the sale of the Company's myocardial protection system ("MPS") business, and if such sale is approved by Company at a price acceptable to the Company and is closed on or before June 30, 1998, the Employee shall receive a commission of Fifty Thousand Dollars ($50,000.00) on such sale.

(e) To the extent available under the Company's current medical and dental plans, the Company shall provide Employee with medical and dental benefits (including coverage for Employee's spouse) until the second anniversary of the Resignation Date on the same terms and conditions as provided to


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Employee immediately prior to the Resignation Date. If such medical and dental benefits are not available to Employee during such two year period, Employee shall be entitled to COBRA continuation benefits at the Company's expense for such two-year period. To the extent that Employee's life insurance benefits can be included in the Company's general benefit policy, the Company shall continue to pay the premiums for the life insurance provided to Employee under such policy.

(f) The Employee and the Company have entered into stock option agreements (the "Option Agreements"), pursuant to which the Employee received options to purchase an aggregate of 141,170 shares of the Company's common stock (the "Options"). The Company hereby extends to March 31, 1998 the period during which the Employee and F. Robert Merrill III (the only remaining recipients) may exercise the options granted on or about December 22, 1987. If during the time period between the Resignation Date and March 31, 1998, Employee possesses material confidential information which would prohibit him from trading Company stock under the Securities and Exchange Commission's insider trading regulations, then the Company will, upon reasonable request, extend the time period for exercising such options for an additional three month period. Notwithstanding anything to the contrary in the Option Agreements and any stock option plans related thereto, all unvested Options shall immediately vest upon the Resignation Date and no Options shall lapse or terminate as a result of this Agreement, the transactions contemplated hereby or otherwise.

5. Consulting Agreement. Notwithstanding the foregoing, for the period from the Resignation Date to the second anniversary of the Resignation Date, Employee shall serve as a consultant to the Company; provided, however, Employee shall in no case be deemed to be an employee of the Company but instead shall serve as an independent contractor for all purposes. Employee agrees to be available for consulting upon the request of the Company by telephone and in person, during normal business hours, but in no event in excess of an average of fifty (50) hours per month during any consecutive three months. In connection with the services to be rendered by Employee to the Company as set forth in this
Section 5 (the "Services"), Employee will not, without the consent or direction of the Company, act or attempt to act or represent himself; directly or by implication, as an agent of the Company or in any manner assume or create, or attempt to create, any obligation on behalf of; or in the name of the Company. In the event that the Company requests Employee to incur any expenses in connection with the Services, the Company agrees to pay, in accordance with the Company's normal reimbursement policies, all reasonable expenses actually incurred by Employee in connection with providing the Services, including without limitation, travel, meals and lodging expenses.

Employee further agrees that following the Resignation Date, Employee will cooperate with and assist the Company in the prosecution or defense of any litigation, including providing truthful testimony as a witness upon reasonable request. Any time spent in excess of fifty hours per month in such work shall be compensated at a reasonable rate to be mutually agreed upon by the parties.

The cash and other consideration paid to Employee under Section 4 shall also constitute sufficient consideration for the Services after the Resignation Date pursuant to this Section 5 and the covenants and agreements in Sections 6 and 7 and in other Sections of this Agreement, and the Company shall have no other compensation obligations to Employee with respect to the Services.

6. Non-Competition Agreement. Employee understands that during the course of his employment by the Company, Employee has had access to and the benefit of the information referred to in the Recitals above, and represented the Company and its affiliates and developed contacts and relationships with other persons and entities on behalf of such entities, including but not limited to


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customers, potential customers and other employees of such entities. To protect such entities' interest in this information and in these contacts and relationships and in consideration of the promises made by the Company in this Agreement, Employee agrees and covenants that for a period beginning on the Resignation Date and ending on the fourth anniversary of the Resignation Date, without the prior written approval of the Company, Employee will not, in connection with any business that is engaged in, or is about to be engaged in, by the Company as of the date of execution of this Agreement, which is defined as the research, development, manufacture, sale or marketing of products, devices, instruments, methods or techniques (or any related services or activities) substantially similar to any products, devices, instruments, methods or techniques which the Company is engaged in the research of; development of; manufacture, selling, or marketing, or has under active consideration to do the same as to which the Employee has actual knowledge (the "Business"), directly or indirectly, either as an individual or as an employee, partner, officer, director, shareholder, advisor, or consultant or in any other capacity whatsoever, of any person (other than providing the services to the Company pursuant to Section 5 and the ownership of less than 5% of the issued and outstanding securities of an entity): (a) recruit, hire, assist others in recruiting or hiring, discuss employment with, or refer to others for employment any person who is, or within the three month period immediately preceding the date of any such activity was, an employee of the Company or its affiliates; or
(b) conduct or assist others in conducting any business or activity that competes with the Business in the United States, its territories or possessions, Europe, Australia or the Pacific Rim. Provided, however, that in the event the Company sells any segment of its business to some purchaser, the foregoing shall not preclude Employee from being involved in the segment sold as an employee or consultant of such purchaser, except that Employee will still be bound by subparagraph (a) above.

Employee understands and agrees that the scope of the foregoing covenant is reasonable as to time, area and persons and is necessary to protect the legitimate business interests of the Company and its affiliates. Employee further agrees that such covenant will be regarded as divisible and will be operative as to time, area and persons to the extent that it may be so operative, and if any part of such covenant is declared invalid, unenforceable, or void as to time, area or persons, the validity and enforceability of the remainder will not be affected.

If Employee violates the restrictive covenants of this Section 6 and the Company brings legal action for injunctive or other relief; the Company shall not be deprived of the benefit of the full period of the restrictive covenant as a result of the time involved in obtaining the relief in the event the Company is successful in its actions. Accordingly, Employee agrees that the regularly scheduled expiration date of such covenant shall be extended by the same amount of time that Employee is determined to have violated such covenant.

7. Confidentiality. Employee acknowledges that he has learned and will learn Confidential Information (as defined below) relating to the Business. In consideration of the promises made in this Agreement by the Company, Employee agrees that he will not disclose or use or authorize any third party to disclose or use any such Confidential Information, without prior written approval of the Company, if such disclosure or use is reasonably likely to be materially detrimental to the Company or may give a material competitive advantage to a competitor or potential competitor. As used in this Section 7, "Confidential Information" shall mean information disclosed to or known to Employee as a direct or indirect consequence of or through his employment with the Company, about the Business, the Company's methods, business plans, operations, products, processes and services, including, but not limited to, information relating to research, development, inventions, recommendations, programs, systems, and systems analyses, flow charts, finances, and financial statements, marketing plans and



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strategies, merchandising, pricing strategies, merchandise sources, client sources, system designs, procedure manuals, automated data programs, financing methods, financial projections, terms and conditions of arrangements of any business, computer software, terms and conditions of business arrangements with clients or suppliers, reports, personnel procedures, supply and services resources, names and addresses of clients, the Company's contacts, names of professional advisors, and all other information pertaining to clients and suppliers of the Business, including, but not limited to assets, business interests, personal data and all other information pertaining to the Business, clients or suppliers whatsoever, including all accompanying documentation therefor. All information disclosed to Employee, or to which Employee had access or will have access during the period of his employment with or consulting for the Company, for which there is any reasonable basis to be believed is, or which appears to be treated by the Company as Confidential Information, shall be presumed to be Confidential Information hereunder. Confidential Information shall not, however, include information that (a) is publicly known or becomes publicly known through no fault of Employee, or (b) is generally or readily obtainable by the public, or (c) constitutes general skills, knowledge and experience acquired by Employee during his employment with the Company and this provision shall terminate with respect to a particular portion of the Confidential Information when (i) (a) it enters the public domain through no fault of the Employee, (b) it is in the Employee's possession free of any confidentiality obligation, or (c) it was developed independently of and without reference to any Confidential Information or other information disclosed in confidence to any third party; or (ii) when it is communicated to a third party free of any confidentiality obligation, or (iii) in any event, three years after communication.

Employee agrees that all documents of any nature pertaining to activities of the Company or its affiliates, or that include any Confidential Information, in his possession now or at any time during the term of his employment with or consulting for the Company, including without limitation, memoranda, notebooks, notes, data sheets, records and computer programs, are and shall be the property of such entity. All copies of such Confidential Information in Employee's possession shall be surrendered to the appropriate entity within thirty days of the Resignation Date and upon termination of his consulting services to the Company, as applicable.

8. Inventions Developments. Employee represents and warrants that he has notified and will notify the Company of all discoveries, inventions, innovations, or improvements which are related to the Business (collectively called "Developments") conceived or developed by Employee during the term of Employee's employment with or consulting for the Company. Developments shall include, without limitation, the Quest MPS(R) myocardial protection system and related disposables, ANS's electronic spinal cord stimulation devices and any or all other intellectual properties related to the Company's business. All Developments, including but not limited to all written documents pertaining thereto, shall be the exclusive property of the Company, as the case may be, and shall be considered Confidential Information subject to the terms of this Agreement. Employee agrees that within seven days of any request from the Company, he shall execute all requested assignments and conveyances necessary to vest in the Company all discoveries, inventions, innovations, patents, marks, copyrights, patent applications and any other intellectual property of whatever kind and character, any right, title or interest that he may hold in such property. Employee agrees that when appropriate, and upon written request of the Company, as the case may be, the Employee will acknowledge that Developments are "works for hire" and will file at the Company's expense for tradenames, trademarks, patents or copyrights with regard to any or all Developments and will sign documentation reasonably necessary to evidence ownership of Developments in the Company, as the case may be. Employee further agrees to cooperate fully, and at the expense of the Company, with the Company in connection with the filing, prosecution or obtaining of any patent, copyright, or trademark registration or application in any country, existing as of the date of this Agreement. Employee further agrees to cooperate with and assist the Company at the expense of the Company in the prosecution or defense of any litigation involving any intellectual property claimed by the Company, including providing truthful testimony as a witness upon reasonable request.

9. Complete Releases. In consideration of the promises made in this Agreement, Employee RELEASES, ACQUITS, and FOREVER DISCHARGES the Company and each of its past and present parents, subsidiaries, affiliates, shareholders, directors, officers, attorneys, accountants, agents, employees and representatives, from ANY and ALL causes of action, claims, damages, including attorney's fees, Employee may have against the Company which could have arisen out of Employee's employment or separation from employment with the Company or his service as an officer or director of the Company or any other matter related to his association with the Company, whether known or unknown, existing as of the date of this Agreement. Employee hereby irrevocably, unconditionally and fully releases, acquits and forever discharges the Company, and its respective officers, directors, partners, shareholders, employees, attorneys, and agents, past and present, from any and all charges, complaints, claims, liabilities, obligations, costs, losses, debts, and expenses (including attorney's fees and costs actually incurred), of any nature whatsoever (excluding any felonious acts) known or unknown, suspected or unsuspected, including without limitation any rights arising out of alleged violations of any contract, express or implied, written or verbal, any covenant of good faith and fair dealing, express or implied, any tort, any legal restrictions on the right of the Company to terminate, discipline, or otherwise manage employees or any federal, state or other governmental statute, regulation, or ordinance. Notwithstanding the foregoing, nothing herein shall constitute a release of the Company from causes of action, claims or damages, including attorney's fees, that may arise from acts or omissions by the Company after the Resignation Date.

These releases and waivers include, but are not limited to, Title VII of the Civil Rights Act of 1954, the Civil Rights Act of 1991, The Age Discrimination in Employment Act, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Equal Pay Act, the False Claims Act, the Civil Rights Act of 1966, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Family and Medical Leave Act, the Texas Commission on Human Rights Act, the Texas Payday Law, the Texas Workers' Compensation Act, any causes of action or claims arising under analogous state laws or local ordinances or regulations, any common law principle or public policy, including all suits in tort or contract, or under the Company's personnel policies or any contract of employment that may exist between Employee and the Company.

Employee knowingly and voluntarily waives any existing rights he may have pursuant to the Age Discrimination in Employment Act of 1967 and the Older Workers Benefit Protection Act. Further, Employee acknowledges the receipt of good and valuable consideration set forth in this Agreement in exchange for this waiver of potential claims.

In consideration of the promises made in this Agreement, the Company RELEASES, ACQUITS, and FOREVER DISCHARGES Employee from ANY and ALL causes of action, claims and damages, including attorney's fees, the Company may have against Employee which could have arisen out of Employee's employment or separation from employment with the Company or his service as an officer or director of the Company or any other matter related to his association with the Company, whether known or unknown. The Company hereby irrevocably, unconditionally and fully releases, acquits and forever discharges Employee from any and all charges, complaints, claims, liabilities, obligations, costs, losses, debts and expenses (including attorney's fees and costs actually incurred), of any nature whatsoever (excluding any felonious acts) known or unknown, suspected or unsuspected, including without limitation any rights arising out of alleged violations of any contract, express or implied, written or verbal, any covenant of good faith and fair dealing, express or implied, or any tort, or any federal, state or other governmental statute, regulation, or ordinance. Notwithstanding the foregoing, nothing herein shall constitute a release of Employee from causes of action, claims, or damages, including attorney's fees, that may arise after the Resignation Date relating to Employee's service as a consultant to the Company pursuant to Section 5.

It is expressly agreed and understood by Employee and the Company that this Agreement is a general release.

The Company shall indemnify and hold harmless the Employee in respect of acts or omissions as a director, officer, employee or consultant occurring up to and including the Resignation Date to the same extent and with the same limitations as if he was an officer of the Company to the fullest extent permitted by the Texas Business Corporation Act, as amended, and the Company's articles of incorporation and bylaws in effect on the date of this Agreement, and will indemnify and hold harmless the Employee in respect of any claims, liabilities, obligations or expenses in respect of or relating to this Agreement and the transactions contemplated hereby.

10. Promise Not to Sue. Employee represents that Employee has not heretofore filed any charges or complaints against the Company with any federal, state or local governmental agencies. Employee further agrees that Employee will not file any charges or complaints against the Company based on Employee's employment with the Company or the severance therefrom.

In consideration of the promises made by the Company in this Agreement, Employee promises and agrees never to voluntarily join in, or commence any action, or proceeding on behalf of himself; or any other person, or entity before any court, administrative agency, or other forum against the Company, pertaining in any way to or arising out of his employment or association with the Company, his resignation or employment, or any other event that occurs on or before the Resignation Date, except as may be necessary to enforce: (a) this Agreement; (b) Employee's rights under state worker's compensation laws (for occupational illness or injury only) or unemployment compensation laws; or (c) Employee's rights under the Company's medical or dental benefit plans.

Further, Employee agrees to withdraw with prejudice any previously filed charges or suits arising out of his employment or association with or resignation and termination from the Company. Employee further agrees not to actively or materially encourage or aid any person in contemplating, filing, or prosecuting any action or proceeding against the Company in any way related to matters that occur during the course of Employee's employment or association with the Company prior to the Resignation Date, except to the extent the Employee is required to do so by Court, regulatory agency or similar order.

The Company represents that it has not heretofore filed any charges or complaints against Employee with any federal, state or local governmental agencies. The Company further agrees that it will not file any charges or complaints against Employee based on Employee's employment with the Company or the severance therefrom.

In consideration of the promises made by Employee in this Agreement, the Company promises and agrees never to voluntarily join in, or commence any action, or proceeding on behalf of itself; or any other person, or entity before any court, administrative agency, or other forum against Employee, pertaining in any way to or arising out of Employee's employment or association with the Company, his resignation or employment, or any other event that occurs on or before the Resignation Date, except as may be necessary to enforce this Agreement.

Further, the Company agrees to withdraw with prejudice any previously filed charges or suits arising out of Employee's employment or association with or resignation and termination from the Company. The Company further agrees not to actively or materially encourage or aid any person in contemplating, filing, or prosecuting any action or proceeding against Employee in any way related to matters that occur during the course of Employee's employment or association with the Company prior to the Resignation Date.

11. No Admission. Each of Employee and the Company understands and acknowledges that by entering into this Agreement, neither of Employee or the Company admits to any unlawful conduct or wrongdoing in connection with Employee's employment with the Company or the termination thereof.

12. Remedies for Breach. Notwithstanding Section 1 9(b)-(e) of this Agreement, each of the Company and Employee hereby acknowledges that a violation or attempted violation of any of the covenants contained in Sections 6, 7 and 8 of this Agreement will cause irreparable damage to the other parties, and accordingly each party agrees that the other parties shall be entitled as a matter of right to an injunction, out of any court of competent jurisdiction, restraining any violation or further violation of such agreements by the violating party or any employees, partners or agents of the violating party; such right to an injunction, however, shall be cumulative and in addition to whatever other remedies the injured party may have.

13. Nature of the Agreement. This Agreement and all its provisions are contractual, not mere recitals, and shall continue in permanent force and effect, unless revoked as provided herein. In the event that any portion of this Agreement is found to be unenforceable for any reason whatsoever, the unenforceable provision shall be severed and the remainder of the Agreement shall continue in full force and effect.

14. Reliance. The Company has advised Employee to seek the advice of legal counsel prior to signing this Agreement. The parties hereto acknowledge, warrant and represent that (a) they have relied solely on their own judgment and that of their attorneys and representatives regarding the consideration for, and the terms of this Agreement, (b) they have been given a reasonable period to consider this Agreement, (c) they have read and understand the Agreement, (d) they understand that it includes a general release of claims against each other, and (e) no statements made by the other have in any way coerced or unduly influenced the execution of this Agreement. Employee acknowledges that Hughes & Luce, L.L.P. represents the Company in connection with the negotiation and preparation of this Agreement and that he has been advised by Hughes & Luce and the Company's board of directors to obtain independent legal counsel regarding the legal, tax and other consequences of this Agreement.

Employee further acknowledges that Linton E. Barbee, acting in his capacity as a member of the Company's board of directors and not as an attorney, is acting as the Board's intermediary in regard to this Agreement. Employee acknowledges that although Mr. Barbee is an attorney and a member of the law firm of Fulbright & Jaworski, L.L.P., neither Mr. Barbee nor Fulbright & Jaworski are acting as the attorney for any party in this matter. Employee also hereby waives any potential conflict of interest claims against Mr. Barbee and/or Fulbright & Jaworski in connection with this Agreement even though Mr. Barbee and Fulbright & Jaworski have in the past represented Employee, individually, and the Company.

The Company acknowledges that Wood, Exall & Bonnet, L.L.P. ("Wood, Exall & Bonnet") (i) has been retained by the Employee in connection with this Agreement and the transactions contemplated hereby, and (ii) that the partners and/or attorneys of Wood, Exall & Bonnet were formerly attorneys with Hughes & Luce, L.L.P. and may have in the past represented the Company. The Company hereby waives any potential conflicts of interest claims against Wood, Exall & Bonnet and the partners and attorneys of Wood, Exall & Bonnet in connection with this Agreement and otherwise, even though the partners and/or attorneys of Wood, Exall & Bonnet may have in the past represented the Company.

Furthermore, Employee acknowledges that in accordance with the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act, he has been given the opportunity to review this Agreement for at least twenty-one (21) days and if Employee executes this Agreement prior to the end of such twenty-one (21) day period, Employee knowingly and voluntarily waives any rights he may have with respect thereto. The Company further advises Employee that in accordance with the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act, he has seven (7) days after execution of this Agreement to revoke this Agreement.

15. Attorneys Fees. Each party shall be responsible for his or its own expenses, including attorney's fees incurred in connection with the negotiation, preparation and execution of this Agreement. Provided, however, the Company agrees to reimburse the Employee for his legal and accounting fees incurred in connection with this Agreement up to a maximum amount of Five Thousand Dollars ($5,000.00).

16. Notices. Any notice, demand or request required or permitted to be given or made under this Agreement shall be in writing and shall be deemed given or made when delivered in person, when sent by United States registered or certified mail, or postage prepaid, or when faxed to a party at its address or facsimile number specified below:

               If to the Company:            Quest Medical, Inc.
                                             201 Allentown Parkway
                                             Allen, Texas 75002
                                             Facsimile number: (972) 390-9687
                                             Attention: F. Robert Merrill III

               with a copy to:               Hughes & Luce, L.L.P.
                                             1717 Main Street
                                             Suite 2800
                                             Dallas, Texas 75201
                                             Facsimile number: (214) 939-6100
                                             Attention: James Hunter Birch

               If to Employee:               Thomas C. Thompson
                                             501 Lakewood Drive
                                             McKinney, Texas 75069
                                             Facsimile number: (972) 562-0520
               with a copy to:               Wood, Exall & Bonnet, L.L.P.
                                             12222 Merit Drive, Suite 880
                                             Dallas, Texas 75251
                                             Facsimile number: (972) 991-9261
                                             Attention: David A. Wood

The parties to this Agreement may change their addresses for notice in the manner provided above.

17. Counterparts and Photocopies. This Agreement may be executed in counterparts and each executed counterpart shall be as effective as a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

18. Paragraph Titles Not Binding. The use of section titles in this Agreement is for ease of reference only. Such titles are not to be considered terms of this Agreement.

19.      Governing Law: Arbitration.

(a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

(b) The matters, claims, rights, and obligations subject to these arbitration provisions include all rights, claims and obligations arising out of or relating to this Agreement or to the employee's employment and/or its termination, including, without limitation, any and all claims, rights or causes of action which may ever arise or be asserted under any federal, state, local or foreign statutory, regulatory or common law, and including, without limitation, claims of discrimination under Title VII of the Civil Rights of 1964, Age Discrimination in Employment Act, the Americans with Disabilities Act, the Civil Rights Act of 1991 and the Texas Commission on Human Rights Act, wrongful discharge or termination, breach of contract, tort (such as intentional infliction of emotional distress, libel, slander, wrongful invasion of privacy or person injury), workers compensation or unemployment compensation. All of the foregoing types of matters, claims, rights and obligations subject to these arbitration provisions are herein called "Subject Claims." In the event of a dispute relating to any Subject Claim, then, upon notice by any party to the other parties (an "Arbitration Notice") and to American Arbitration Association ("AAA"), 13455 Noel Road, Suite 1750, Two Galleria Plaza, Dallas, Texas 75240 [telephone (972) 702-8222], the controversy or dispute shall be submitted to a sole arbitrator who is independent and impartial, for binding arbitration in Dallas, Texas, in accordance with AAA's National Rules for the Resolution of Employment Disputes (the "Rules") as modified or supplemented hereby. The parties agree that they will faithfully observe this agreement and the Rules and that they will abide by and perform any award rendered by the arbitrator. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1-16 (or by the same principles enunciated by such Act in the event it may not be technically applicable. The award or judgment of the arbitrator shall be final and binding on all parties and judgment upon the award or judgment of the arbitrator may be entered and enforced by any court having jurisdiction. If any party becomes the subject of a bankruptcy, receivership or other similar proceeding under the laws of the United States of America, any state or commonwealth or any other national or political subdivision thereof; then, to the extent permitted or not prohibited by applicable law, any factual or substantive legal issues arising in or during the pendency of any such proceeding shall be subject to all of the foregoing mandatory mediation and arbitration provisions and shall be resolved in accordance therewith. The agreements contained herein have been given for valuable consideration, are coupled with an interest and are not intended to be executory contracts. The fees and expenses of the arbitrator will be shared equitably (as determined by the arbitrator) by all parties engaged in the dispute or controversy.

(c) Promptly after the Arbitration Notice is given, AAA will select five possible arbitrators, to whom AAA will give the identities of the parties and the general nature of the controversy. If any of those arbitrators disqualifies himself or declines to serve, AAA shall continue to designate potential arbitrators until the parties have five to select from. After the panel of five potential arbitrators has been completed, a two-page summary of the background of each of the potential arbitrators will be given to each of the parties, and the parties will have a period of 10 days after receiving the summaries in which to attempt to agree upon the arbitrator to conduct the arbitration. If the parties are unable to agree upon an arbitrator, then one of the parties shall notify AAA and the other party, and AAA will notify each party that it has five days from the AAA notice to strike two names from the list and advise AAA of the two names stricken. After expiration of the strike period, if all but one candidate has been stricken, the remaining one will be the arbitrator, but, if two or more have not been stricken, AAA shall select the arbitrator from one of those not stricken. The decision of AAA with respect to the selection of the arbitrator will be final and binding in such case.

(d) Unless and only to the extent mandatory arbitration is validly prohibited or limited by applicable statute or regulation, no litigation or other proceeding may ever be instituted at any time in any court or before any administrative agency or body for the purpose of adjudicating, interpreting or enforcing any of the rights, duties, liabilities or obligations of the parties hereto or any rights, duties, liabilities or obligations relating to any Subject Claim, whether or not covered by the express terms of this Agreement, or for the purpose of adjudicating a breach or determination of the validity of this Agreement, or for the purpose of appealing any decision of an arbitrator, except a proceeding instituted (i) for the purpose of having the award or judgment of an arbitrator entered and enforced or (ii) to seek an injunction or restraining order (but not damages in connection therewith) in circumstances where such relief is available. Unless and only to the extent a limitation of damages is validly prohibited or limited by applicable statute or regulation, no punitive, exemplary or consequential damages may ever be awarded by the arbitrator or anyone else, and each of the parties hereby waives any and all rights to make, claim or recover any such damages.

(e) The arbitration and any discovery conducted in connection therewith will be conducted in accordance with the AAA's National Rules for the Resolution of Employment Disputes in effect at the time of the arbitration, including without limitation the expedited procedures set forth therein (the "AAA Rules"). The decision of the arbitrator will be final and binding on all parties and their successors and permitted assignees. The judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The arbitration hearing will commence no later than 60 days after the arbitrator is selected. The arbitrator will render a decision no later than 30 days after the close of the hearing, in accordance with AAA Rules.

20. Death of Employee. In the event Employee should die before all of the payments referred to in Section 4 are paid, the Company shall continue to make such payments to Employee's spouse, or if the Employee's spouse predeceases Employee, to Employee's estate.

21. Assignment. The obligations and duties of the parties set forth in this Agreement may not be assigned or delegated; provided, however, that nothing in this Agreement shall preclude the Company from consolidating or merging with, or transferring all or substantially all of its assets to, another corporation, person or entity ("Entity"). Upon such a consolidation, merger or transfer of assets, the term the "Company" shall mean such other Entity or Entities that the Company consolidates or merges into or with, or transfer all or substantially all of the assets of the Company to, and in any such event, the Entity or Entities shall be bound and automatically assume, without any specific action on the part of the Entity or Entities, this Agreement and all obligations and undertakings of the Company set forth in this Agreement, and this Agreement shall continue in full force and effect, including but not limited to the obligation of the Company to make the payments set forth in Section 4. The obligations and duties of Employee hereunder shall be personal and not assignable or delegable by the Employee in any manner whatsoever. Notwithstanding the foregoing, the Company in its sole discretion shall have the right to assign its rights under Sections 6 7 and 8 of this Agreement to any entity or entities (including Atrion Corporation) which may purchase any part or all of the Company's business (whether by asset purchase, stock sale, merger or otherwise).

22. Entire Agreement. This Agreement constitutes the entire and exclusive statement of the agreement between the parties with respect to its subject matter and there are no oral or written representations, understandings or agreements relating to this Agreement which are not fully expressed herein. The parties agree that any other terms or conditions included in written or verbal exchanges or representations made by the parties shall not be incorporated herein or be binding unless expressly agreed upon in writing by authorized representatives of the parties subsequent to the date hereof.

23. Authorization. The Company represents and warrants to Employee that the persons executing this Agreement on behalf of the Company are duly authorized to act for and on behalf of the Company to execute and deliver this Agreement and that this Agreement is a valid, binding and enforceable agreement of the Company.

 PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

 THE UNDERSIGNED ACKNOWLEDGE THAT WE HAVE CAREFULLY READ THE FOREGOING AGREEMENT, THAT WE UNDERSTAND ALL OF ITS TERMS, AND THAT WE ARE ENTERING INTO IT VOLUNTARILY.

     Executed at Dallas, Texas by Employee, acting in his individual capacity, and by an authorized representative of the Company as of the date first stated above.

                                       QUEST MEDICAL, INC.

                                       By: /s/  F. Robert Merrill III
                                           ------------------------------------
                                       Name:    F. Robert Merrill III
                                             ----------------------------------
                                       Title:   Senior Vice President/CFO
                                               --------------------------------

                                       /s/ Thomas C. Thompson
                                       ----------------------------------------
                                       Thomas C. Thompson